UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 25, 2018

INTEGER HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1150, Plano, Texas 75024
(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e).            On September 25, 2018, Integer Holdings Corporation (the “Company”) announced the appointment of Jason K. Garland, age 45, as the Company’s Executive Vice President and Chief Financial Officer, effective as of October 2, 2018. Mr. Garland has served as Divisional Vice President & Chief Financial Officer, Global Sales, for Tiffany & Co. since October 2017, and had served as Divisional Vice President & Chief Financial Officer, Diamond & Jewelry Supply, for Tiffany & Co. from July 2015 to October 2017.  From 1995 to 2015, Mr. Garland served in various financial and operational roles at General Electric, the most recent of which was Chief Financial Officer, GE Industrial Solutions, from March 2010 to June 2015.

                In connection with his employment as Executive Vice President and Chief Financial Officer, Mr. Garland will receive an annual base salary of $430,000, annual eligibility under the Company’s short term cash incentive plan equal to 65% of his annual salary at target and 150% of his annual target at maximum payout, annual eligibility beginning in fiscal year 2019 for long-term incentive equity awards of $690,000 in value at target and up to 150% of the target amount at maximum payout, and he will be eligible to participate in the Company’s health, profit sharing, retirement and other benefit plans and programs generally offered to its executives.  In connection with his appointment, Mr. Garland will be granted an equity award valued at $600,000 consisting of restricted stock units that will vest in equal installments over three years beginning on the first anniversary of his employment date, and a cash sign on bonus of $50,000.  If Mr. Garland’s employment is terminated by the Company for any reason other than cause, he will receive a lump sum cash payment equal to one year of annual base salary and the amount of the Company’s contribution to his medical insurance for one year.  Mr. Garland also will enter into a change of control agreement with the Company that provides for continued employment with the same base salary, annual cash incentive and benefits for two years following a change of control.  Under this agreement, if terminated within six months following a change of control, other than by reason of death, disability or cause, or on a voluntary termination for good reason, Mr. Garland would be entitled to receive two times annual base salary, two times the greater of his average cash bonus for the three year period prior to termination or the current year short term incentive plan target bonus, $25,000 for outplacement services, continued coverage under the Company’s medical and other benefit plans for a period of two years and accelerated vesting of equity awards other than performance-based awards, which performance-based awards would vest based on actual performance through the date of the change of control and includes a two year post-employment non-compete covenant.

                     A copy of the press release announcing Mr. Garland’s appointment is attached as exhibit 99.1 to this report and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)                           Exhibits

                               99.1 Press Release dated September 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: September 25, 2018	By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, Secretary and General Counsel